                                  EXHIBIT 10-4
                                  ------------



                  MORTGAGE MODIFICATION AND EXTENSION AGREEMENT
                  ---------------------------------------------



                  THIS AGREEMENT, dated as of October 1, 2001, is between the COUNTY OF ORLEANS INDUSTRIAL DEVELOPMENT AGENCY, a public benefit corporation of the State of New York, having its principal office at County Administration Building, 14016 Route 31 West, Albion, New York 14411 (the "AGENCY"), ONTARIO FOODS, INCORPORATED, a New York corporation with an office at 4001 Salt Works Road, Medina, New York 14103 (the "BORROWER") (Agency and Borrower are hereafter collectively referred to as "MORTGAGOR"), and GENESEE CORPORATION, a New York corporation having an address at 16 West Main Street, Suite 600, Rochester, New York ("MORTGAGEE").


                                    RECITALS
                                    --------

                  WHEREAS, the Agency is the owner of certain real property located at 4001 Salt Works Road, Town of Shelby and Village of Medina, County of Orleans and State of New York which is more particularly bounded and described in SCHEDULE "A" attached hereto (the "PREMISES"); and

                  WHEREAS, M&T Real Estate, Inc. ("M&T") is the owner and holder of a mortgage covering all or a portion of the Premises, which mortgage is described in SCHEDULE "B" attached hereto (the "EXISTING MORTGAGE" and the "Mortgage"); and

                  WHEREAS, M&T has assigned the Existing Mortgage to Mortgagee by Assignment of Mortgage dated as of September 25, 2001 which Assignment is intended to be recorded in the Orleans County Clerk's Office prior to the recording of this Agreement; and

                  WHEREAS, Mortgagor and Mortgagee now desire to modify and amend the payment terms of the notes, bonds or other obligation secured by the Existing Mortgage (collectively, the "NOTE") and to extend the term thereof;

                  NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                        MORTGAGOR'S ESTOPPEL CERTIFICATE
                        --------------------------------

                  Mortgagor certifies to Mortgagee that there is now due and owing on the Note and secured by the Mortgage, without offset or defense of any kind, the aggregate principal sum of

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                                                                  Page 89 of 107


TWO MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($2,250,000.00), in lawful money of the United States of America, the maximum amount of principal indebtedness which is or under any contingency may be secured by the Mortgage.


                      MODIFICATION AND EXTENSION PROVISIONS
                      -------------------------------------


                                  RESTATED NOTE
                                  -------------

                  The terms, conditions, provisions, covenants, agreements, warranties and privileges, including prepayment privileges, if any, contained in the Note are hereby modified and amended in their entirety and restated as set forth in EXHIBIT "A" attached hereto and, as so modified, amended and restated, are hereby ratified, confirmed and approved.


                                RESTATED MORTGAGE
                                -----------------

         The terms, conditions, provisions, covenants, agreements, warranties and privileges, including prepayment privileges, if any, contained in the Mortgage are hereby modified and amended in their entirety (other than the granting of the lien under the Mortgage) and restated as hereafter set forth and, as so modified, amended and restated, are hereby ratified, confirmed and approved. Mortgagee acknowledges and confirms that the maximum amount of principal indebtedness which is or under any contingency may be secured by the Mortgage is hereby reduced to TWO MILLION TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($2,250,000.000).

         Mortgagee also acknowledges and agrees that no equipment of Mortgagor is or shall be hereinafter secured by the lien of the Mortgage, other than such items of equipment that affix to the Premises and become fixtures relating to the utilities, heating, air conditioning, ventilation, plumbing, and disposal systems benefiting the Premises.

         Each Mortgagor for and as to itself and not for or as to the other does hereby covenant and agree with Mortgagee as follows:

                  1. DEFINITIONS: As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

                  "CONTRACT RATE" means the interest rate to be paid on the Loan, as set forth in the Note.

                  "DEFAULT RATE" means eighteen percent (18%).

                  "ENVIRONMENTAL LAWS" mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the

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                                                                  Page 90 of 107


rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

                  "ENVIRONMENTAL PERMITS" mean all permits, licenses, approvals, authorizations, consents or registrations required by any applicable Environmental Law in connection with the ownership, use and/or operation of the Premises for the storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances or the sale, transfer or conveyance of the Premises.

                  "EVENT OF DEFAULT" means any of those events of default enumerated in Section 18 of this Mortgage.

                  "FORECLOSURE ACTION" means any action, suit or proceeding brought by Mortgagee to collect the Note, foreclose this Mortgage and/or to enforce any of its other rights or remedies under the Loan Documents.

                  "GOVERNMENTAL AUTHORITY" means any governmental authority having jurisdiction over the Premises.

                  "HAZARDOUS SUBSTANCE" means, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, ET SEQ.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, ET SEQ.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, ET SEQ.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, ET SEQ.), Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and the regulations promulgated thereunder.

                  "LEASE AGREEMENT" shall mean that certain Lease Agreement dated as of October 1, 1998 from the Agency, as Landlord, to Borrower, as Tenant, relating to the Premises.

                  "LETTER OF CREDIT" means that certain letter of credit issued by Bank of Nova Scotia in the principal amount of $500,000 to be available as collateral security for the repayment of the Loan.

                  "LOAN" shall mean the amounts owed Mortgagee under the terms of the Note and Mortgage.

                  "LOAN DOCUMENTS" means the Note and the Mortgage.

                  "PERMITTED ENCUMBRANCES" mean (a) this Mortgage, (b) utility, access and other easements and rights-of-way and restrictions that do not materially impair the utility or value of the Premises or the Improvements for their intended purpose, (c) real property taxes not yet delinquent, (d) the exceptions to title set forth in the Title Policy, (e) subordinate liens in favor of the Bank of Nova Scotia, Scotiabank Inc. and Royal Bank of Canada, through its division RBC

Capital Partners, and (f) any other liens or encumbrances which are approved in writing by Mortgagee or its counsel.

                  "PERSON" means any individual, partnership, corporation, trust or unincorporated organization, and any government or agency or political subdivision or branch thereof.

                  "RECEIVER" means a receiver of the rents and profits of the Premises appointed by a court of competent jurisdiction for the benefit of Mortgagee in a Foreclosure Action.

                  "RELEASE" has the same meaning as given to that term in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, ET SEQ.), and the regulations promulgated thereunder.

                  "TAXES" mean all real estate and similar taxes and assessments (including assessments for local or municipal improvements and payments in lieu of taxes), personal property taxes and assessments, sales, use and occupancy taxes, water and sewer rates, rents and charges, water pollution control charges, charges for public utilities, fees for governmental approvals, and all other governmental charges and fees, of any kind and nature whatsoever, which may at any time during the term of the Loan be assessed or levied against or imposed upon or be payable with respect to or become a lien on the Premises, the Improvements or any part thereof.

                  "TITLE COMPANY" means the title insurance company or companies insuring the leasehold interest of Borrower in and to the Premises.

                  "TITLE POLICY" means the leasehold title insurance policy issued by the Title Company to Borrower with respect to the Premises.

                  2. WARRANTY OF TITLE: Borrower warrants that the title to the Premises and represents and warrants to Mortgagee that the Agency has good title to the Premises, free and clear of all liens, security interests, encumbrances, conditional sales contracts, installment contracts or other financing devices, except for Permitted Encumbrances.

                  3. PAYMENT OF INDEBTEDNESS: Borrower covenants to pay the indebtedness evidenced by the Note in accordance with its terms.

                  4. CONDEMNATION AWARDS: Borrower shall promptly notify Mortgagee of the commencement of any condemnation proceedings affecting the Premises, the Improvements, the Appurtenances or any part thereof or for use and occupancy or for change of grade of streets and after the occurrence of an Event of Default and Mortgagor hereby irrevocably authorizes Mortgagee to appear in such proceedings and to participate with Mortgagor in the determination of any Condemnation Awards, to collect and receive any Condemnation Awards from the authorities making the same, to give proper receipts and acquittances therefor and to apply the Net Proceeds thereof to payment on account of the unpaid principal amount of the Loan, whether then matured or not, together with interest thereon at the Contract Rate to the date of receipt of such payment by Mortgagee, notwithstanding any lesser rate of interest required to be paid by the authorities making the same. After application in accordance with the terms of this Mortgage, the remaining portion of the Condemnation Award

(if any) shall be paid over to Borrower or otherwise as a court of competent jurisdiction may direct. Mortgagor shall submit to Mortgagee for prior approval the proposed amount of any Condemnation Award to be made by reason of any such taking or condemnation. Mortgagor hereby appoints Mortgagee its agent and attorney-in-fact (which appointment shall be deemed to be an agency coupled with an interest), with full power of substitution, to appear in any such proceeding and to participate in the determination of any Condemnation Awards on its behalf in the event that, at the time of any such taking or condemnation, any Event of Default has occurred and is continuing. Mortgagor shall execute and deliver to Mortgagee on demand such assignments and other instruments as Mortgagee may require for such purposes and Borrower shall reimburse Mortgagee and the Agency for its costs (including reasonable legal fees) in the collection of any Condemnation Awards.

                  5. CASUALTY AND OTHER INSURANCE: Borrower shall maintain insurance against such risks and for such amounts as are customarily insured against by businesses of like size and type in the area, including the following:

                  (a) Insurance against loss or damage by fire, lightning and other casualties customarily insured against (including boiler explosion, if appropriate), with a uniform standard extended coverage endorsement, such insurance to be in an amount not less than the full principal amount of the Loan;

                  (b) Insurance against loss or damage by flood, such insurance to be in an amount not less than the principal amount of the Loan unless Mortgagee receives satisfactory evidence that no portion of the Premises is located within an area identified by the U.S. Department of Housing and Urban Development as having special flood hazards; and

                  (c) Insurance protecting Mortgagor against loss arising from liability imposed by law or assumed in any written contract and loss or liability arising from personal injury, including bodily injury or death, or damage to the property of others, caused by an accident or occurrence with a limit of liability of not less than $1,000,000 (combined single limit for personal injury, including bodily injury or death, and property damage).

                  All policies of insurance required by this Section shall be procured and maintained in financially sound and generally recognized responsible insurance companies selected by Borrower and reasonably acceptable to Mortgagee. Such insurance may be written with deductible amounts comparable to those on similar policies carried by other companies engaged in businesses similar in size, character and other respects to those in which Borrower is engaged. All policies evidencing the insurance required by subparagraphs (a),
(b) and (c) hereof shall contain a New York standard mortgagee clause, without contribution, showing Mortgagee's interest as first mortgagee, shall provide for payment to Mortgagee of the proceeds of insurance resulting from any claim for loss or damage thereunder, shall provide for at least thirty (30) days' prior written notice to Mortgagee of the cancellation of such policies and of any material change in the terms or conditions thereof and shall provide for notice to Mortgagee of all material claims made thereunder.

                  The policies (or binders) of insurance required by subparagraphs (a) and (b) hereof, together with proof of the payment of the premiums therefor, and a photocopy of the policy (or binder) of insurance required by subparagraph (c) hereof shall be delivered to Mortgagee at the time of the execution and delivery of this Mortgage. Certificates or binders evidencing coverage provided upon execution hereof shall be acceptable to Mortgagee. Borrower shall deliver to Mortgagee annually a certificate reciting that there is in full force and effect insurance coverage of the types and in the amounts required by this Section and complying with the requirements hereof. Prior to the expiration of each such policy, Borrower shall furnish Mortgagee with satisfactory evidence that such policy has been renewed or replaced or is no longer required. Borrower shall pay all premiums on the insurance policies required by this Section and shall provide such further information with respect to the insurance coverage required hereby as Mortgagee may from time to time reasonably require.

                  Borrower shall promptly notify Mortgagee of any material loss, damage or other casualty with respect to the Improvements, the Equipment or any part thereof. Borrower shall not permit any condition to exist on the Premises or in the Improvements which would wholly or partially invalidate the insurance thereon. Mortgagor hereby assigns to Mortgagee all of its right, title and interest in and to the insurance policies required by subsections (a) and (b) hereof, including any unearned premiums thereon, such assignment to take effect immediately upon the occurrence of any Event of Default. Mortgagor hereby irrevocably authorizes Mortgagee to participate with Mortgagor in the adjustment and compromise of any insurance claims for any loss, damage or other casualty with respect to the Improvements or any part thereof under said insurance policies, to collect and receive any Casualty Insurance Proceeds from the insurers paying the same, to give proper receipts and acquittances therefor and, provided that at the time of any such loss, damage or casualty, an Event of Default has not occurred, to make the same available to Borrower, in whole or in part, for the purpose of repairing, restoring, rebuilding or replacing the damaged Improvements, in which case such proceeds shall be payable to Borrower in such installments and under such terms and conditions as Mortgagee may require, or, if any such loss, damage or casualty occurs during the last year of the term of the Loan and net proceeds exceed $500,000, to apply all or any portion of the Net Proceeds thereof to payment on account of the unpaid principal amount of the Loan, whether then matured or not, together with interest thereon at the Contract Rate to the date of receipt of such payment by Mortgagee. After application in accordance with the terms of this Mortgage, the remaining portion of the Casualty Insurance Proceeds (if any) shall be paid over to Borrower or otherwise as a court of competent jurisdiction may direct. Borrower shall submit to Mortgagee for prior approval the proposed amount of any Casualty Insurance Proceeds to be paid by reason of any such loss, damage or casualty. Mortgagor hereby appoints Mortgagee its agent and attorney-in-fact (which appointment shall be deemed to be an agency coupled with an interest), with full power of substitution, to participate in the adjustment and compromise of any Casualty Insurance Proceeds on its behalf in the event that, at the time of any such loss, damage or casualty, any Event of Default has occurred and is continuing. Mortgagor shall execute and deliver to Mortgagee on demand such assignments and other instruments as Mortgagee may require for such purposes and shall reimburse Mortgagee and the Agency for their costs (including reasonable legal fees) in the collection of any Casualty Insurance Proceeds.

                  Within 15 days of receipt of written request therefor, Borrower shall deliver to Mortgagee receipted bills, canceled checks or other proof reasonably satisfactory to Mortgagee evidencing payment of the premiums for the policies of insurance required by this Section.

                  If at any time during the term of the Loan an Event of Default has occurred and is continuing, Mortgagee may require Borrower to pay to Mortgagee on the first day of each and every month, together with and in addition to the monthly installment of principal and/or interest required to be paid under the Note, a sum equal to the premiums next due under said policies of insurance (as estimated by Mortgagee), less all sums already paid therefor, divided by the number of monthly installments of principal and/or interest due under the Note one month prior to the date on which such premiums shall be due and payable, which sums, to the extent received, will be held without interest and applied by Mortgagee to the payment of such premiums as and when the same become due and payable. If such monthly insurance escrow payments become due at a time when any premium shall not have been determined, such payments shall be estimated on the basis of the premium for the preceding year. If the premium when determined varies from the premium as estimated, (a) any excess arising from such monthly payments shall be retained by Mortgagee to be applied in reduction of subsequent monthly payments and (b) any deficiency in the amount of such monthly payments shall be paid by Borrower to Mortgagee on demand.

                  6. TAXES: Borrower shall pay and discharge all Taxes as and when the same become due and payable and before any fine, penalty, interest or cost may be added thereto or become due or be imposed by operation of law for the nonpayment thereof, unless Borrower is then contesting (after giving prior written notice thereof to Mortgagee and the Agency), by appropriate legal proceedings conducted in good faith and with due diligence, the validity, application or amount, in whole or in part, of such impositions; provided, however, that (a) such proceedings shall have the effect of suspending the collection of such contested Taxes from Borrower or the Premises, (b) neither the Premises nor any part thereof or interest therein would be in any danger of being sold, forfeited or lost by reason of such proceedings and (c) Borrower shall have set aside on its books adequate reserves with respect thereto and shall have furnished such security, if any, as may be required in such proceedings or requested by Mortgagee. If, by law, any Taxes for local or municipal improvements are payable, or at the election of the taxpayer may be paid, in installments, Borrower may pay such Taxes (and accrued interest on the unpaid portion thereof) in installments as the same become due and payable.

                  Within 15 days of receipt of written request therefor, Borrower shall deliver to Mortgagee official receipts of the appropriate taxing authority or other proof reasonably satisfactory to Mortgagee evidencing payment of any Taxes.

                  Mortgagor authorizes Mortgagee to order annually a certificate of the Collector of Taxes or of a tax searching agency satisfactory to Mortgagee certifying as to the status of the payment of Taxes on the official tax records for the purpose of protecting Borrower from the improper posting of Taxes and as additional security for Mortgagee against tax sales. Borrower covenants to pay or cause to be paid any fee or charge in connection with obtaining such certificate.

                  7. REMOVAL, DESTRUCTION, ALTERATION OR ABANDONMENT OF MORTGAGED PROPERTY: Mortgagor shall not remove, demolish or structurally alter any of the Improvements without the prior written consent of Mortgagee.

                  8. MAINTENANCE AND REPAIR OF IMPROVEMENTS: Borrower shall maintain the Improvements in good condition at all times, make all necessary repairs thereto and replacements thereof, permit Mortgagee and its representatives to enter the Premises and the Improvements at reasonable times to inspect the same and promptly comply with any reasonable request of Mortgagee or its representatives relating to the repair of the Improvements.

                  9. COMPLIANCE WITH LAWS AND ORDINANCES: Borrower shall comply, and shall cause all tenants, subtenants and occupants of the Premises to comply, with all laws and ordinances relating to the use or occupancy of the Premises and the Improvements and with all requirements, orders and notices of violation thereof issued by any Governmental Authority, unless Borrower is then contesting (after giving prior written notice thereof to Mortgagee and the Agency), by appropriate legal proceedings conducted in good faith and with due diligence, the validity, application or accuracy, in whole or in part, of any such law, ordinance, requirement, order or notice. If at any time the then existing use or occupancy of the Premises or the Improvements shall, pursuant to any zoning or other law, ordinance or regulation, be permitted only so long as such use or occupancy shall continue, Borrower shall not cause or permit such use or occupancy to be discontinued without the prior written consent of Mortgagee.

                  10. SECTION 291-F PROVISIONS: Borrower agrees that it shall not have the right or power, as against Mortgagee without its consent, to cancel, abridge or otherwise modify, or to accept prepayments of installments of rent to become due under, any leases which have an unexpired term of not less than five years from the date of the execution and delivery of this Mortgage. The agreement contained in the preceding sentence is made with reference to and shall be enforceable in accordance with the provisions of Section 291-f of the Real Property Law. Borrower shall, upon request, enter into an agreement with Mortgagee pursuant to said Section with respect to any lease hereafter entered into for a term of at least five years, and Borrower hereby irrevocably constitutes and appoints Mortgagee its agent and attorney-in-fact (which appointment shall be deemed to be an agency coupled with an interest), with full power of substitution in the premises, to execute, deliver and record on its behalf any such agreement which Borrower has failed or refused to execute and deliver within 10 days after notice and request therefor is given by Mortgagee.

                  11. LIEN LAW COVENANT: Borrower shall receive the proceeds of the Loan subject to the trust fund provisions of Section 13 of the Lien Law.

                  12. RESERVED.

                  13. ESTOPPEL CERTIFICATE: Borrower, within three days upon request in person or within 10 days upon request by mail, will furnish a written statement duly acknowledged of the amount due on this Mortgage and whether any offsets or defenses exist against the mortgage debt.

                  14. ASSIGNMENT OF LEASES AND RENTS. Each Mortgagor hereby assigns to the Mortgagee all existing and future leases to the Premises or any portion thereof (excluding the Lease Agreement)(including, but not limited to, any amendments, renewals, extensions or modifications thereof) and the rents, issues and profits of the Premises (excluding however, any rents payable under the Lease Agreement) as further security for the payment of the Loan, and each Mortgagor grants to the Mortgagee the right to enter upon and to take possession of the Premises for the purpose of collecting the same and to let the Premises or any portion thereof, and after payment of each cost and expense (including, but not limited to, each fee and disbursement of counsel to the Mortgagee) incurred by the Mortgagee in such entry in collection, to apply the remainder of the same to the loan, without reflecting its right to maintain any action theretofore instituted or to bring any action thereafter, to enforce the payment of the Loan. No Mortgagor shall assign such leases, rents, issues or profits or any interest therein or grant any similar rights to any person without the Mortgagee's prior written consent.

                  15. RECORDATION OF DOCUMENTS; PAYMENT OF RECORDING AND FILING FEES AND MORTGAGE RECORDING TAX: Borrower covenants that it will record or cause this Mortgage to be duly recorded in all offices where recordation thereof is necessary and that it will pay or cause to be paid any recording and filing fees, mortgage recording taxes and additional mortgage recording taxes which may be or may hereafter become due or payable in connection therewith.

                  16. MORTGAGEE AUTHORIZED TO MAKE CERTAIN PAYMENTS ON BEHALF OF
MORTGAGOR: If within 30 days after the same becomes due and payable Borrower fails to pay (a) any premium or premiums for the policies of insurance required by Section 5 hereof, (b) any Tax, together with any fine, penalty, interest, expense or cost which may have been added thereto or become due or been imposed by operation of law for nonpayment thereof, (c) any amount required to be paid by any law or ordinance relating to the use or occupancy of the Premises or the Improvements or by any requirement, order or notice of violation thereof issued by any Governmental Authority, (d) any recording or filing fees, mortgage recording taxes or additional mortgage recording taxes which may be or may hereafter become due and payable in connection with this Mortgage, Mortgagee is hereby irrevocably authorized to pay the same on behalf of Borrower, and the amount thereof so paid by Mortgagee, together with all costs and expenses incurred by Mortgagee in connection with such payment, including, but not limited to, reasonable legal fees and disbursements, and interest on all such amounts, costs and expenses at the rate of one percent (1%) in excess of the Contract Rate, but in no event in excess of the maximum interest rate permitted by law, shall be paid by Borrower to Mortgagee on demand. Until paid by Borrower, all such amounts, costs and expenses, together with the interest thereon, shall be secured by this Mortgage and may be added to the judgment in any Foreclosure Action.

                  17. MORTGAGEE AUTHORIZED TO TAKE OR COMPLETE CERTAIN REMEDIAL ACTIONS ON BEHALF OF BORROWER: If Borrower fails to cause a Release of any Hazardous Substance occurring after the date hereof in excess of levels permitted by law on, at or from the Premises to be contained, removed, cleaned up and otherwise remediated within 90 days after receiving notice thereof or take such reasonable steps to commence the removal, clean up or remediation within such period, Mortgagee shall have the right (but not the obligation), upon ten days written notice to Borrower (or without notice in the case of emergency), to take or complete such action on behalf of Borrower. The contractors and/or subcontractors selected by Mortgagee shall have the right to enter the Premises with such persons, machinery and equipment and to undertake such investigative, containment, removal, clean-up and other remedial actions as they shall deem necessary and appropriate with respect to any such Release without thereby incurring any liability to Borrower on account thereof. Borrower agrees to cooperate with all contractors and/or subcontractors engaged in such investigative, containment, removal, clean up or other remedial actions. Borrower shall be liable to Mortgagee for all costs and expenses, including, without limitation, reasonable attorneys' and experts' fees, expenses and disbursements, paid or incurred on account of such actions undertaken on Borrower's behalf and shall promptly reimburse Mortgagee therefor on demand. Until paid by Borrower, all such costs and expenses, together with the interest thereon at the rate of one percent (1%) in excess of the Contract Rate, but in no event in excess of the maximum interest rate permitted by law, shall be secured by this Mortgage and may be added to the judgment in any Foreclosure Action.

                  18. EVENTS OF DEFAULT: The occurrence of any one or more of the following shall, at the option of Mortgagee, constitute an "Event of Default" under this Mortgage:

                      (a) Failure of Borrower to pay any installment of
                  principal and/or interest within 20 days after the same becomes due and payable under the Note;

                      (b) Failure of Borrower to pay the amount of any costs,
                  charges or expenses of Mortgagee, with interest thereon, in enforcing any of its rights or remedies under this Mortgage or any of the other Loan Documents within 30 days after notice and demand therefor by Mortgagee;

                      (c) Failure of Borrower to comply with, perform or observe any other covenant or obligation contained in this Mortgage or any of the other Loan Documents within the applicable grace period specified herein or therein or, if no grace period is specified, within 30 days after notice of such failure is given by Mortgagee or other reasonable period of time not to exceed 90 days if such failure can not be reasonably cured within said 30 day period, provided Borrower has commenced to cure and is diligently pursuing such cure;

                      (d) Failure of Borrower to comply with, perform or observe any of its covenants or obligations under any note, mortgage, loan agreement, security agreement, assignment, guaranty or other instrument now or hereafter evidencing, securing or guaranteeing any other indebtedness for borrowed money to Mortgagee within the applicable grace period specified therein or, if no grace period is specified, within 30 days after notice of such failure is given by Mortgagee or other reasonable period of time not to exceed 90 days if such failure can not be reasonably cured within said 30 day period, provided Borrower has commenced to cure and is diligently pursuing such cure;

                      (e) Failure of Borrower to comply with, perform or observe any of its covenants or obligations under any lease or any other lease or sublease now or hereafter affecting the Premises, the Improvements or any part thereof within the applicable grace period specified therein or, if no grace period is specified, within 30 days after notice of such failure is given to Borrower or other reasonable period of time not to exceed 90 days if such failure can not be reasonably cured within said 30 day period, provided Borrower has commenced to cure and is diligently pursuing such cure;

                      (f) If Mortgagor sells, assigns, conveys or otherwise
                  transfers title to the Premises or any part thereof without the prior written consent of Mortgagee;

                      (g) RESERVED;

                      (h) If Borrower directly or indirectly changes the
                  beneficial ownership or number of issued and outstanding shares of any stock of Borrower, whether by operation of law or otherwise, or otherwise vests the "control" in any Person other than Associated Brands Inc., the Ontario parent of Borrower;

                      (i) If any material change is made in the use of the
                  Premises without the prior written consent of Mortgagee;

                      (j) If Borrower fails to maintain its existence as a
                  corporation or dissolves or otherwise disposes of all or substantially all of its assets without the prior written consent of Mortgagee;

                      (k) The entry of a decree or order for relief by a court
                  having jurisdiction in the premises in respect of Borrower in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Borrower or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;

                      (l) The commencement by Borrower of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by Borrower to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower or of any substantial part of its property, or the making by Borrower of any assignment for the benefit of creditors, or the failure of Borrower generally to pay its debts as such debts become due, or the taking of any action by Borrower in furtherance of any of the foregoing; or

                      (m) Refusal by the insurance company or companies which
                  issued the fire insurance policy or policies covering the improvements to renew such policy or policies and the refusal by two or more fire insurance companies lawfully doing business in the State of New York and issuing policies of fire insurance on buildings in the locality of the Premises, upon application by Borrower or Mortgagee, to issue a new policy or policies of fire insurance covering the Improvements.

                  19. RIGHTS AND REMEDIES OF MORTGAGEE UPON DEFAULT: Upon the occurrence of any Event of Default Mortgagee may, at its option, exercise any one or more of the following rights and remedies:

                      (a) RIGHT TO CURE DEFAULT. Mortgagee may comply with,
                  perform or observe any covenant or obligation which Mortgagor, after applicable grace periods, has failed to comply with, perform or observe under this Mortgage, any of the other Loan Documents and shall have the right to enter the Premises at any time and from time to time for the purpose of curing such default, and any amounts so paid by Mortgagee or the costs of such performance, together with all costs and expenses incurred by Mortgagee in connection with such payment or performance, including, but not limited to, reasonable legal fees and disbursements, and interest on all such amounts, costs and expenses at the Default Rate, but in no event in excess of the maximum interest rate permitted by law, shall be paid by Borrower to Mortgagee on demand. Until paid by Borrower, all such amounts, costs and expenses, together with the interest thereon, shall be secured by this Mortgage and may be added to the judgment in any Foreclosure Action.

                      (b) RIGHT TO INCREASE INTEREST RATE. Mortgagee may change
                  the interest rate on the Note from the Contract Rate to the Default Rate, such change of rate to become effective on the date notice of such change is given to Borrower and to remain in effect until such Event of Default is cured, regardless of whether Mortgagee elects to accelerate the indebtedness evidenced by the Note by reason of such Event of Default.

                      (c) RIGHT TO ACCELERATE INDEBTEDNESS. Mortgagee may
                  declare the entire unpaid principal amount evidenced by the Note and secured by this Mortgage to be due and payable, in which event said amount shall immediately become due and payable.

                      (d) RIGHT TO TAKE POSSESSION OF PREMISES. Borrower agrees
                  to surrender possession of the Premises to Mortgagee upon demand (and Agency hereby irrevocably consents to the same), and Mortgagee shall thereupon have the right to sublease the Premises, the Improvements or any part thereof, to collect all Rents and to apply the same on account of the indebtedness secured hereby, whether then matured or not, after payment of all proper costs, charges and expenses, including, but not limited to, (i) Taxes, (ii) premiums for the policies of insurance required by Section 5 hereof, (iii) amounts required to be paid by any law or ordinance relating to the use or occupancy of the Premises or the Improvements or by any requirement, order or notice of violation thereof issued by any Governmental Agency and (iv) any and all other costs, charges and expenses which it may be necessary or advisable for Mortgagee to pay in the management, operation and maintenance of the Premises, the Improvements or any part thereof, including, without limitation, the cost of making repairs and alterations, commissions for renting the Premises, the Improvements or any part thereof and legal expenses incurred in enforcing claims, preparing papers or any other services that may be required or otherwise as a court of competent jurisdiction may direct. After taking possession of the Premises, Mortgagee may dispossess, by summary proceedings or otherwise, any tenants, subtenants or occupants of the Premises, the Improvements or any part thereof then or thereafter in default in the payment of any rent, and Mortgagor hereby appoints Mortgagee its agent and attorney-in-fact (which agency shall be deemed to be coupled with an interest), with full power of substitution, for such purpose. In the event that Borrower is then an occupant of the Premises, the Improvements or any part thereof, it agrees to surrender possession thereof to Mortgagee upon demand, and if Borrower remains in possession after such demand, such possession shall be as tenant of Mortgagee, and Borrower agrees to pay monthly in advance to Mortgagee such rent for the Premises, the Improvements or any part thereof so occupied as Mortgagee may reasonably demand, and in default of so doing, Mortgagor may also be dispossessed by summary proceedings or otherwise.

                      (e) RIGHT TO FORECLOSE MORTGAGE. Mortgagee may foreclose
                  this Mortgage and sell, if permitted by law, or petition to be sold, the Premises in such manner or order as a court of competent jurisdiction may direct. If permitted by law, Mortgagee may foreclose this Mortgage for any portion of the indebtedness or any other sums secured hereby which are then due and payable, subject to the continuing lien of this Mortgage for the balance of the indebtedness not then due.

                      (f) RIGHT TO APPOINTMENT OF RECEIVER. In any Foreclosure
                  Action Mortgagee shall be entitled to have a Receiver appointed without notice to Mortgagor, without regard to the adequacy of any security for the indebtedness secured hereby and without regard to the solvency of Mortgagor or any guarantor. Such Receiver shall have and may enforce all of the rights and remedies of Mortgagee under subparagraph (d) hereof to the maximum extent permitted by law.

                      (g) NON-JUDICIAL FORECLOSURE. To the extent permitted by
                  law, Mortgagee may choose to utilize the procedures set forth in Article 14 of the New York Real Property Actions and Proceedings Law and commence a non-judicial foreclosure of this Mortgage by power of sale. To the extent permitted by law, Mortgagor waives any right granted pursuant to Section 1421 or any other provision of the New York Real Property Actions and Proceedings Law to challenge Mortgagee's election to enforce this Mortgage by means of such non-judicial foreclosure by power of sale. If the Premises consists of two or more distinct parcels, all of such parcels shall be sold as one parcel, unless Mortgagee shall elect otherwise.

                  20. RIGHTS AND REMEDIES OF MORTGAGEE UNDER SECTION 254 NOT
EXCLUSIVE: The rights and remedies of Mortgagee hereunder shall be in addition to its rights and remedies under the laws of the State of New York, including, but not limited to, its rights and remedies under Section 254 of the Real Property Law. In the event of any conflict between the terms and conditions of this Mortgage and the provisions of Section 254 of the Real Property Law, the terms and conditions of this Mortgage shall control. Nothing contained in this Mortgage shall be construed as requiring Mortgagee to pursue any particular right or remedy for the purpose of procuring the satisfaction of the obligations and indebtedness secured hereby, and Mortgagee may exercise any or all of its rights and remedies under this Mortgage or any of the other Loan Documents or otherwise provided by law, in its sole discretion.

No failure of Mortgagee to insist upon the strict performance by Mortgagor of any of its covenants or obligations under this Mortgage or the other Loan Documents, and no delay by Mortgagee in exercising any of its rights or remedies hereunder, thereunder or otherwise provided by law, shall be deemed to be a waiver of such covenants or obligations or to preclude the exercise of such rights or remedies, and Mortgagee, notwithstanding any such failure or delay, shall have the right thereafter to insist upon the strict performance by Mortgagor of all of its covenants and obligations under this Mortgage and the other Loan Documents and to exercise any and all of its rights and remedies hereunder, thereunder or otherwise provided by law.

                  21. ENVIRONMENTAL INSPECTION AND CLEAN UP PRIOR TO FORECLOSURE/INDEMNIFICATION: If Mortgagee elects to foreclose this Mortgage or to take a deed in lieu of foreclosure, Borrower shall deliver the Premises to Mortgagee free of any Hazardous Substances in excess of levels permitted by law so that the condition of the Premises shall conform with all Environmental Laws then applicable to the Premises and comply with the terms and conditions of all Environmental Permits then required in connection with the ownership, use, operation, sale transfer or conveyance of the Premises. Mortgagee may require that a full or supplemental environmental inspection and audit report with respect to the Premises of a scope and level of detail satisfactory to Mortgage be prepared by an environmental engineer or other qualified person acceptable to Mortgagee, at Borrower's sole cost and expense. Said audit may include physical inspection of the Premises, a visual inspection of any property adjacent to or within the immediate vicinity of the Premises, personnel interviews and a review of all Environmental Permits. If Mortgagee requires, such inspection shall also include a records search and/or subsurface testing for the presence of Hazardous Substances in the soil, subsoil, bedrock, surface water and/or groundwater. If said audit report indicates the presence on, at, or from the Premises of any Hazardous Substance or a Release or the threat of a Release of any Hazardous Substance in a quantity significantly greater than what exists on or is present at the Premises upon the execution hereof (and is in excess of limits permitted by applicable law), Borrower shall promptly undertake and diligently complete to completion all necessary appropriate and legally authorized investigative, containment, removal, clean up and other remedial actions, using methods recommended by the environmental engineer or other qualified person who prepared said audit report and acceptable to the appropriate federal, state and local regulatory authorities with respect thereto. If Borrower shall fail to promptly undertake or diligently pursue to completion all such required actions, Mortgagee shall have the right, but not the obligation, upon ten days written notice to Borrower (or without notice in the case of emergency), to take or complete such actions on behalf of Borrower as are reasonably necessary. The contractors and/or subcontractors selected by Mortgagee for this purpose shall have the right to enter the Premises with such persons, machinery and equipment and to undertake such investigative, containment, removal, clean up and other remedial actions as they shall deem necessary and appropriate with respect to such actions without thereby incurring any liability to Borrower on account thereof. Borrower agrees to cooperate with all contractors and/or subcontractors engaged in such actions. Borrower shall be liable to Mortgagee for all costs and expenses, including, without limitation, attorneys' and experts' fees, expenses and disbursements, paid or incurred on account of such actions and shall promptly reimburse Mortgagee therefor on demand. Until paid by Borrower, all such costs and expenses and the cost of the environmental inspection and audit report, together with interest thereon at the rate of three percent (3%) in excess of the Contract Rate, but in no event in excess of the maximum interest rate permitted by law, shall be secured by this Mortgage and may be added to the judgment in any Foreclosure Action. Borrower shall defend, reimburse, indemnify and hold harmless the Mortgagee, its employees, agents, officers and directors, from and against any claims, demand, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, the violation of, or other liability or responsibility under, any Environmental Laws, or the release, threatened release, migration or uncontrolled presence of any Hazardous Substances in excess of levels permitted by law on, at or from the Premises, including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses. Notwithstanding anything to the contrary contained in this Mortgage, Borrower's indemnity hereunder shall be limited to any Release occurring after the execution hereof, provided that Borrower assigns to Mortgagee upon transfer of title to Mortgagee all indemnification rights held by Borrower originally granted by Mattel, Inc.

                  22. COSTS OF SUIT: If any action, suit or proceeding is commenced by or against Mortgagee, including a Foreclosure Action or any litigation seeking to recover monies under the Letter of Credit, affecting the Premises or any part thereof or the lien of this Mortgage, Mortgagee may appear, defend, prosecute, retain counsel and take such other action as Mortgagee shall deem necessary or advisable, and the costs thereof (including reasonable legal fees and all applicable statutory costs, allowances and disbursements), together with interest thereon at the rate of five percent (5%) in excess of the Contract Rate, but in no event in excess of the maximum interest rate permitted by law, shall be paid by Borrower to Mortgagee on demand. Until paid by Borrower, all such amounts, cost and expenses, together with the interest thereon, shall be secured by this Mortgage and may be added to the judgment in any Foreclosure Action.

                  23. NOTICES: If pursuant to the terms of this Mortgage Mortgagee is required to notify Mortgagor of the existence of a condition or the occurrence of an event which constitutes or after the giving of notice or the passage of time, or both, would constitute an Event of Default, such notice shall be in writing, shall be sent by registered or certified mail, return receipt requested, postage prepaid, and shall be deemed to have been effectively given upon receipt or upon refusal by Mortgagor to accept delivery of such notice.

                  24. GOVERNING LAW: This Mortgage shall be governed by and interpreted in accordance with the laws of the State of New York, including
Section 5-1401 of the New York General Obligations Law (or any similar successor provision thereto) but excluding all other conflict-of-law rules.

                  25. JURISDICTION: Mortgagor hereby expressly and irrevocably agrees and consents that any Foreclosure Action may be instituted by Mortgagee in the Supreme Court of the State of New York in Orleans County, New York, and, by the execution and delivery of this Mortgage, Mortgagor expressly waives any objection which it may have now or hereafter to the laying of the venue of or to the jurisdiction of such court in any Foreclosure Action, and irrevocably submits generally and unconditionally to the jurisdiction of such court in any Foreclosure Action.

                  26. COUNTERPARTS: This Mortgage may be executed in one or more counterparts, each of which shall be deemed an original. Said counterparts shall constitute but one and the same instrument and shall be binding upon each of the undersigned as fully and completely as if all had signed the same instrument.

                  27. MISCELLANEOUS: This Mortgage does not cover real property principally improved or to be improved by one or more structures containing in the aggregate not more than six residential dwelling units, each having their own separate cooking facilities. This Mortgage may not be waived, changed or discharged orally, but only by an agreement in writing signed by Mortgagee. As used herein, the singular shall include the plural as the context requires. The covenants, obligations and warranties hereunder shall run with the land and shall bind Mortgagor, its successors and assigns and all subsequent owners, encumbrancers, tenants, subtenants and occupants of the Premises and shall inure to the benefit of Mortgagee, its successors and permitted assigns and all subsequent holders of this Mortgage. This Mortgage may not be assigned without the prior written consent of Mortgagor and its senior lender, such consent not to be unreasonably withheld or delayed. The captions used herein are for convenience of reference only and shall not be deemed to be a part of this Mortgage for any other purpose.

                  28. WAIVER OF TRIAL BY JURY: TO THE EXTENT PERMITTED BY LAW, MORTGAGOR WAIVES THE RIGHT TO TRIAL BY JURY IN ANY FORECLOSURE ACTION.

                  29. USE OF LETTER OF CREDIT PROCEEDS. In the event Mortgagee draws upon the Letter of Credit, any such funds drawn thereunder shall be applied first to late charges, then to outstanding interest and finally to reduce principal due on the Note.

                  30. NO LIABILITY OF AGENCY. With respect to the Agency, it is agreed that the Agency, its officers, members, employees, agents and directors shall have no personal liability hereunder, nor in their capacity as officers, members, employees, agents and directors. Agency has executed this Mortgage to subject its interest in the Premises to the lien of this Mortgage, however, Mortgagee shall have no recourse to Agency other than to its interest in said Premises. No provision, covenant or agreement contained in this Mortgage or any obligation herein imposed upon Agency or the breach thereof shall constitute or give rise to or impose upon Agency any pecuniary liability or a charge upon its general credit. In making the agreements, provisions and covenants set forth in this Mortgage, Agency has not obligated itself except with respect to the Premises. All covenants, stipulations, promises, agreement and obligations of Agency contained herein shall be deemed to be the covenants, stipulations, promises, agreements and obligations of Agency and not of any member, director, employee, or agent of Agency in his or her individual capacity, and no recourse shall be had for the payment of the principal of any debt or interest thereon or for any claim based thereon or hereunder against any member, director, officer, employee or agent of Agency or any natural person executing this Mortgage on behalf of Agency. No covenant herein contained shall be deemed to constitute a debt of the State of New York or the County of Orleans, New York and neither the State of New York, nor the County of Orleans, New York shall be liable on any covenant herein contained nor shall the indebtedness secured by this Mortgage be payable out of the funds of Agency.

                  31. AGENCY PROVISIONS.

                  (a) This Mortgage is specifically subordinate to the Reserved Rights of the Agency in the Lease Agreement and to the Agency's rights to terminate the Lease Agreement or transfer title to the Premises, provided, however, that any transfer of title by the Agency to the Borrower shall be subject and subordinate to this Mortgage and the rights of the Mortgagee under this Mortgage.

                  (b) Any action required of Agency hereunder is specifically conditioned upon any reasonable costs and expenses of Agency and its counsel, if any, being first paid or provided for to Agency's reasonable satisfaction.

                  IN WITNESS WHEREOF, Mortgagor and Mortgagee have caused this Agreement to be duly executed as of the day and year first above written.



                                MORTGAGOR:
                                ---------

                                COUNTY OF ORLEANS INDUSTRIAL DEVELOPMENT AGENCY


                                By:  /s/ Jerome Pawlak
                                     -------------------------------------------
                                Name: Jerome Pawlak
                                Its:  Chairman


                                ONTARIO FOODS, INCORPORATED


                                By:  /s/ John R. Foster
                                     -------------------------------------------
                                Name: John R. Foster
                                Its:  President



                                MORTGAGEE:
                                ---------

                                GENESEE CORPORATION



                                By:  /s/ Steven M. Morse
                                     -------------------------------------------
                                Name:  Steven M. Morse
                                Its:   Vice President

STATE OF NEW YORK                    )
                                     )  SS.:
COUNTY OF ORLEANS                    )


         On the 1st day of October in the year 2001 before me, the undersigned, personally appeared, Jerome Pawlak, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is
(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument. (Signature and office of individual taking acknowledgment)



                                           /s/ Brenda L. Mufford
                                           -------------------------------------
                                           Notary Public



PROVINCE OF ONTARIO               )
                                  )  SS.:
                                  )


         On the 1st day of October in the year 2001 before me, the undersigned, personally appeared John R. Foster, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is
(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument. (Signature and office of individual taking acknowledgment)



                                           /s/ Ira Parghi
                                           -------------------------------------
                                           Notary Public

STATE OF NEW YORK                 )
                                  )  SS.:
COUNTY OF MONROE                  )


         On the 2nd day of October in the year 2001 before me, the undersigned, personally appeared Steven M. Morse, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is
(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument. (Signature and office of individual taking acknowledgment)



                                  /s/ Brian G. Flanagan
                                  ---------------------------------------------
                                  Notary Public